LOAN FACILITY LETTER


FROM:             Andrew Baker
                  C/o Hartill Securities
                  401 Hackensack Avenue
                  9th Floor
                  Hackensack
                  NJ  07601
                  U.S.A.

FROM:             Huntingdon Life Sciences Group plc
                  Woolley Row
                  Alconbury
                  Huntingdon
                  Cambridgeshire
                  PH17 5HS


                                                          25th September 2000

Dear Sir

I write to confirm that I will make available to Huntingdon Life Sciences Group Plc a loan facility of up to (pound)2,000,000 on the following terms and conditions:

1        Interpretation

         In this letter unless the context otherwise requires:

         "Business Day"

         a day (not being a Saturday or Sunday) on which banks are open for business in the City of London;

         "Company"

         Huntingdon Life Sciences Group;

         "Lender"

         Andrew Baker;


         "Facility"

         the loan facility of up to(pound)2,000,000.

2        Loan

2.1 Subject to the Lender receiving a copy of this letter signed by the Company the Lender agrees to make available the Facility to the Company.

2.2 The company may, from time to time, draw down any amount under the Facility by giving 1 Business Day's written notice to the Lender.

2.3 If required by the Lender, the Company will execute a promissory note in respect of the Facility.

3        Interest

3.1 From the date of drawdown, interest on the amount outstanding under the Facility will accrue on a daily basis after as well as before judgement in accordance with this paragraph 3 at the rate of 10 percent per annum and will be calculated on the basis of a year of 365 days. Interest calculated in accordance with this paragraph 3.1 or paragraph 3.2 shall be payable quarterly in arrears.

3.2 If the Company fails to pay any interest on the relevant date, interest shall accrue on such sum from the due date to the date of actual payment (after as well as before judgement) at the rate of 12 percent per annum.

4        Repayment

4.1 The Facility shall be repayable on written demand at any time made by the Lender to the Company. Upon such written demand the Facility shall become immediately due and payable.

5        Payments

5.1 If any date on which an amount falls due for payment under this letter is not a Business Day, the due date for payment shall be extended to the next following Business Day. During any such extension, any default interest shall continue to accrue at the due rate applicable to it immediately before such extension.

5.2 All payments by the Company to the Lender will be made to such account as the Lender specifies.

5.3 All payments hereunder shall be paid in full without any set-off counterclaim and free and clear of all deductions or withholdings whatsoever save only as may be required by law. If any deduction or withholding is required by law in respect of any payment due hereunder, the Company shall increase the payment in respect of which the deduction or withholding is required so that the net amount received by the Lender after the deduction or withholding shall be equal to the amount which the Lender would have been entitled to receive in the absence of any requirement to make any deduction or withholding.

6        Demand or Notice

6.1 Any demand or notice on the Company under this Letter shall be made in writing signed by the Lender or his representative and may be served either by personal deliver on any officer of the Company at any place or by post or by hand delivery addressed to its registered office or its place of business last known to the Lender or by facsimile using the facsimile number last know to the Lender. Any such demand or notice delivered personally shall be deemed to have been received immediately upon delivery. Service by post shall be deemed effective on the next Business Day after posting and notwithstanding that it is returned undelivered. Service by facsimile shall be deemed to be effective on dispatch. Any notice to the Lender shall be made in writing at the address stated at the head of this letter or such other address as may be notified from time to time.

7.       General

         No failure or delay by and of the Lender in exercising any right or power or privilege in relation to the Facility shall operate as a waiver of such right, power or privilege.

8        Governing Law

         This letter shall be governed by and construed in accordance with English Law.


Yours faithfully


 .....................................
ANDREW BAKER


Accepted by:



 .....................................
For and on behalf of
HUNTINGDON LIFE SCIENCES GROUP PLC


Date:  25/9/00